                                                                    EXHIBIT 99.1



                               NETCREATIONS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 28, 2000
      (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETCREATIONS)

The undersigned shareholder of NetCreations, Inc. hereby appoints Rosalind Resnick and Ryan Scott Druckenmiller, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of NetCreations, Inc. to be held at 9:30 a.m., local time, on Thursday, December 28, 2000, at the TriBeCa Grand Hotel, 2 Avenue of the Americas, New York, New York 10013.

                  (Continued and to be signed on reverse side)






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                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!
                        SPECIAL MEETING OF SHAREHOLDERS
                               NETCREATIONS, INC.
                               DECEMBER 28, 2000
                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [x] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE.

1.   ADOPTION OF THE MERGER AGREEMENT AMONG DOUBLECLICK INC.,
     GENESIS MERGER SUB, INC. AND NETCREATIONS, INC.
     [ ]    FOR                          [ ]    AGAINST                      [ ]    ABSTAIN

2.   GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT
     ADDITIONAL VOTES FOR ADOPTION OF THE MERGER AGREEMENT

     [ ]    FOR                          [ ]    AGAINST                      [ ]    ABSTAIN

3.   IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

     [ ]    FOR                          [ ]    AGAINST                      [ ]    ABSTAIN

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

                                          --------------------------------------
                                          Name(s) of Shareholder

                                          --------------------------------------
                                          Signature(s) of Shareholder

                                          --------------------------------------
                                          Date

NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.